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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                  Filed Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 8, 2004

                               -------------------
                               CONOLOG CORPORATION
                               -------------------
               (Exact name of registrant as specified in charter)
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
           Delaware                          0-8174                      52-0853566
-------------------------------       ----------------------        ---------------------
 (State or other jurisdiction           (Commission File               (IRS Employer
      of incorporation)                      number)                 Identification No.
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                  5 Columbia Road, Somerville, New Jersey 08876
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (908) 722-8081
           -----------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))





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Item 3.02 Unregistered Sales of Equity Securities

         Conolog Corporation (the "Company") entered into a Subscription Agreement with nine investors relating to the issuance and sale, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by the Company of 1,369,355 shares of its common stock (the "Common Stock") at a price of $3.10 per share (the "Purchase Price") and warrants to purchase 684,678 shares of the Company's common stock at a price of $5.15 per share which are exercisable for a period commencing on June 5, 2005 and terminating on the fifth anniversary of the issuance of such warrant. The issuance of the Common Stock and warrants pursuant to the Subscription Agreement is subject to the approval by the Company stockholders by March 7, 2004 unless the Securities and Exchange Commission reviews the Company's proxy pertaining to the transaction in which event the shareholders approval must be received by June 15, 2005. If, however, the Company's shareholders approve the issuance of the Common Stock and warrants pursuant to the Subscription Agreement, the Subscribers may withdraw their subscriptions if the average closing bid price of the Company's common stock for the five trading days ending on the trading day immediately preceding the date of such shareholders' approval is less than $2.90 a share so long as the Subscribers notify the Company in writing by 5:00 p.m. eastern standard time on the day after such approval is attained (the "Subscribers' Withdrawal Option").

         If the sale and issuance of the common stock and warrants pursuant the Subscription Agreement is approved by the Company's shareholders and the Subscribers do not exercise their Subscribers' Withdrawal Option, the Company will receive gross proceeds of $4,245,000. First Montauk Securities Corp. ("First Montauk") acted as selling agent in the private placement. Pursuant to the Company's the Selling Agent agreement between the Company and First Montauk, First Montauk shall receive a cash fee equal to 10% of the aggregate Purchase Price of the Common Stock sold to the Subscribers as payment for acting as a finder in connection with the sale of the securities to the Subscribers. First Montauk will also receive an amount equal to 3% of the Purchase Price of the Common Stock sold to the Subscribers as a non-accountable expense allowance.
The Company will also issue First Montauk one warrant to purchase one share of the Company's common stock for each five shares of Common Stock issued to the subscribers. The warrants to be issued to First Montauk are being issued on the same terms as those issued to Subscribers.

         As of December 7, 2004, there were 4,180,797 shares of the Company's common stock which were issued and outstanding. Upon the issuance of the Common Stock to the Subscribers assuming the Company's shareholders approve of the transaction and none of the Subscribers withdraw their subscriptions pursuant to the Subscriber's withdrawal option, 5,550,152 shares of the Company's common stock will be issued and outstanding.

         The issuance and sale of the Common Stock and warrants pursuant to the Subscription Agreement will be made in reliance upon the exemption provided in
Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the private placement. Each of the warrants and the certificates representing shares of the Company's common stock and warrants issued pursuant to the Subscription Agreement will contain restrictive legends preventing the sale, transfer or other disposition of such shares and warrants, unless registered under the Securities Act.






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         Pursuant to the Subscription Agreement, the Company is required to register the resale of the securities and the (securities issuable upon the exercise of the warrants) under the Securities Act.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CONOLOG CORPORATION


                                        By:  /s/ Robert S. Benou
                                        -------------------------------------
Dated: December 9, 2004                 Robert S. Benou
                                        Chairman, Chief Operating Officer and
                                        Chief Financial Officer




                                INDEX TO EXHIBITS
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Exhibit
Number             Description

 1.1               Form of Selling Agent Agreement
10.1               Subscription Agreement
10.2               Form of Warrant

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